Exhibit 99.1

FOR IMMEDIATE RELEASE:

TRUEBLUE REPORTS 2008 THIRD QUARTER RESULTS

Tacoma, WA – Oct. 15, 2008

Third Quarter Summary

•                  Revenue of $388 million, a decrease of 1% compared to the third quarter of 2007.

•                  Net income of $16.3 million, a decrease of 28% compared to the third quarter of 2007.

•                  Diluted net income per common share of $0.38 compared to $0.51 for the third quarter of 2007.

•                  EBITDA(a) of $29.0 million, a decrease of 21% compared to the third quarter 2007.

The one percent revenue decline for the quarter consisted of 16 percent growth from acquisitions completed within the last 12 months offset by a 17 percent decrease in organic revenue, which consists of total revenue growth less growth from acquisitions.

“As a result of the weak economy, demand for our services declined across most of the markets we serve, and we responded by accelerating plans to close branches and implementing other cost controls,” said TrueBlue CEO Steve Cooper.  “We will continue to aggressively manage costs during these challenging times.”

Branch Activity

TrueBlue closed eight branches resulting in 919 total branches in operation at the end of the quarter bringing year-to-date branch closures for 2008 to 32 branches.  The company plans to close 17 branches during the fourth quarter of 2008 and is currently evaluating additional branches to close.

Q4 Outlook

For the fourth quarter of 2008, TrueBlue estimates revenue in the range of $325 to $335 million with net income per diluted share for the quarter in the range of $0.10 to $0.14.

Management will discuss third quarter 2008 results on a conference call at 2 p.m. (PT), today, Wednesday Oct. 15, 2008.  The conference call can be accessed on TrueBlue’s web site: www.TrueBlueInc.com.

About TrueBlue

TrueBlue (NYSE: TBI) is the leading provider of blue-collar staffing with revenue of approximately $1.4 billion. Each year, TrueBlue connects approximately 600,000 people to work through the following brands: Labor Ready, PMI, Spartan Staffing, CLP Resources, PlaneTechs, and TLC Drivers. Headquartered in Tacoma, Wash., TrueBlue serves more than 300,000 small to mid-sized businesses in the construction, warehousing, hospitality, landscaping, transportation, light manufacturing, retail, wholesale, facilities, sanitation, and aviation industries. For more information, visit TrueBlue’s website at www.TrueBlueInc.com

Forward-looking Statements

This news release contains forward-looking statements, such as statements about the ranges of revenues, gross margins and net income anticipated for future periods, improvements in safety and workers’ compensation claims and costs, strategies for increasing revenue and net income, and other factors that may affect TrueBlue’s financial results and operations in the future. TrueBlue’s actual results are, however, subject to a number of risks, including without limitation the following:  1) national and global economic conditions, including the impact of changes in national and global credit markets and other changes on TrueBlue customers; 2) TrueBlue’s ability to continue to attract and retain customers and maintain profit margins in the face of new and existing competition; 3) potential new laws and regulations that could have a materially adverse effect on TrueBlue’s operations and financial results; 4) significant labor disturbances which could disrupt industries TrueBlue serves; 5) increased costs and collateral requirements in connection with TrueBlue’s insurance obligations, including workers’ compensation insurance; 6) the adequacy of TrueBlue’s financial reserves; 7) TrueBlue’s continuing ability to comply with financial covenants in its lines of credit and other financing agreements; 8) TrueBlue’s ability to attract and retain competent employees in key positions or to find temporary employees or skilled trade workers to fulfill the needs of our customers; 9) TrueBlue’s ability to successfully complete and integrate acquisitions that it may make from time to time; 10) TrueBlue’s ability to timely execute strategies for acquired companies; and 11) other risks described in TrueBlue’s filings with the Securities and Exchange Commission, including its most recent Form 10-K and Form 10-Q filings.

Definitions

(a)          EBITDA is defined, discussed and reconciled to net income in the financial schedules filed with this release.

Contacts

Derrek Gafford, EVP & CFO

253-680-8214

Stacey Burke, VP of Corporate Communications

253-680-8291

TrueBlue, Inc.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME

In Thousands, except per share data

(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 26,	September 28,	September 26,	September 28,
	2008	2007	2008	2007

Revenue from services	$387,914	$390,672	$1,082,640	$1,032,040
Cost of services	272,736	265,168	758,564	701,858
Gross profit	115,178	125,504	324,076	330,182
Selling, general and administrative expenses	86,226	89,077	253,279	248,355
Depreciation and amortization	3,988	3,402	11,863	8,661
Income from operations	24,964	33,025	58,934	73,166
Interest and other income, net	1,049	2,504	4,569	8,223
Income before tax expense	26,013	35,529	63,503	81,389
Income tax expense	9,678	12,806	21,639	29,545
Net income	$16,335	$22,723	$41,864	$51,844

Net income per common share:
Basic	$0.38	$0.51	$0.97	$1.12
Diluted	$0.38	$0.51	$0.97	$1.11

Weighted average shares outstanding:
Basic	42,460	44,487	43,005	46,484
Diluted	42,695	44,784	43,176	46,775

TrueBlue, Inc.

SUMMARY CONSOLIDATED BALANCE SHEETS

In Thousands

	September 26,	December 28,
	2008	2007
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$57,480	$57,008
Marketable securities	—	10,954
Accounts receivable, net	155,652	140,027
Other current assets	27,737	21,519
Total current assets	240,869	229,508
Property and equipment, net	58,184	44,909
Restricted cash	127,785	132,497
Other assets	154,606	138,335
Total assets	$581,444	$545,249

Liabilities and shareholders’ equity
Current liabilities	$108,857	$114,538
Long-term liabilities	156,241	146,884
Total liabilities	265,098	261,422
Shareholders’ equity	316,346	283,827
Total liabilities and shareholders’ equity	$581,444	$545,249

TrueBlue, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Thirty-Nine Weeks Ended
	September 26,	September 28,
	2008	2007

Cash flows from operating activities:
Net income	$41,864	$51,844
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,863	8,661
Provision for doubtful accounts	6,697	7,543
Stock-based compensation	6,229	5,457
Excess tax benefits from stock-based compensation	—	(1,293)
Deferred income taxes	(7,102)	(4,458)
Other operating activities	530	105
Changes in operating assets and liabilities, exclusive of businesses acquired:
Accounts receivable	(11,394)	(34,904)
Income taxes	(4,350)	9,957
Other assets	—	298
Accounts payable and other accrued expenses	(1,663)	1,696
Accrued wages and benefits	(2,654)	(342)
Workers’ compensation claims reserve	4,106	5,621
Other liabilities	(3,216)	872
Net cash provided by operating activities	40,910	51,057

Cash flows from investing activities:
Capital expenditures	(20,009)	(16,311)
Purchases of marketable securities	(27,158)	(146,901)
Maturities of marketable securities	38,087	227,706
Acquisitions of businesses, net of cash acquired	(21,270)	(26,456)
Change in restricted cash	4,712	809
Other	—	(167)
Net cash provided by (used in) investing activities	(25,638)	38,680

Cash flows from financing activities:
Purchases and retirement of common stock	(15,997)	(148,233)
Net proceeds from sale of stock through options
and employee benefit plans	3,173	5,046
Shares withheld for taxes upon vesting of restricted stock	(918)	(954)
Excess tax benefits from stock-based compensation	—	1,293
Payments on debt	(193)	(842)
Other	(229)	—
Net cash used in financing activities	(14,164)	(143,690)

Effect of exchange rates on cash	(636)	1,893

Net change in cash and cash equivalents	472	(52,060)

CASH AND CASH EQUIVALENTS, beginning of period	57,008	107,944
CASH AND CASH EQUIVALENTS, end of period	$57,480	$55,884